Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Arqit Quantum Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, par value $0.0001 per share	457(o)		(1)		(2)
Fees to Be Paid	Equity	Preference shares, par value $0.0001 per share	457(o)		(1)		(2)
Fees to Be Paid	Debt	Debt Securities	457(o)		(1)		(2)
Fees to Be Paid	Other	Warrants	457(o)		(1)		(2)
Fees to Be Paid	Unallocated (Universal) Shelf	—	457(o)		(1)		(2)	$100,000,000	(3)	0.00011020	$11,020
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$100,000,000	(3)	0.00011020	$11,020
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due										$11,020

(1)	There are being registered hereunder such indeterminate number of ordinary shares, debt securities, subscription rights, warrants and units as shall have an aggregate initial offering price not to exceed $100,000,000. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder also include such indeterminate number of shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified pursuant to Instruction 2.A.ii.b. to the Calculation of Filing Fee Tables and Related Disclosure on of Item 9(b) of Form F-3 under the Securities Act.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $100,000,000.